Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Ellington Financial Inc. of our report dated March 1, 2023 relating to the financial statements of Longbridge Financial, LLC, which appears in Ellington Financial Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

July 18, 2023